Exhibit 99.1

Harrow Reaffirms 2025 Full-Year Revenue Guidance of $270–$280 Million,

Marking Another Year of Strong Growth

Doubling of VEVYE® Sales Force is On Track, Expansion of IHEEZO® Commercial Footprint to

the Office-Based Setting Underway, and Doubling TRIESENCE® Commercial Footprint

in the Surgical-Based Setting is Proceeding

OneHarrow Initiative is Launched to Unify Branding under Harrow

Patrick W. Sullivan Promoted to Serve as Harrow’s Chief Commercial Officer

MELT-300 and MELT-210 Programs on Track for New Drug Application Filings

Harrow’s ImprimisRx Settles Pending Regulatory Matters with the California Board of Pharmacy

NASHVILLE, Tenn., February 2, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, today reaffirmed its full-year 2025 revenue guidance of between $270-280 million, and highlighted continued execution across its commercial and development programs. The Company announced it is on track to double the VEVYE sales force by Memorial Day, expand IHEEZO in the office-based setting, and double its surgical-based sales force supporting TRIESENCE, while making progress toward filing a new drug application for MELT-300 and MELT-210. Harrow’s ImprimisRx division reached a settlement for all pending matters with regulatory authorities in California.

Mark L. Baum, Chief Executive Officer of Harrow, stated, “Our team delivered another year of strong growth in 2025, supported by positive demand trends across our key revenue-driving products, as well as meaningful progress with other parts of our portfolio, all of which we look forward to discussing further in early March when we release our full year 2025 financial results. As we begin what we believe will be another record-setting year of growth, after many years operating under two separate commercial organizations (ImprimisRx and Harrow), the OneHarrow initiative will provide greater focus, tighter alignment, and a unified effort, driving disciplined and coordinated execution across a single organization. In addition, we have initiated hiring to double the sales force supporting VEVYE and the surgical sales force supporting TRIESENCE, both driven by growing momentum and customer interest in these cornerstone products in our portfolio. We are also excited to expand IHEEZO’s focus to a targeted, separately reimbursed office-based procedures market, which we estimate exceeds 2.5i million procedures annually. This expansion of IHEEZO establishes it as a foundational tool to improve everyday ophthalmic care and vastly increases the addressable market our team is covering.”

Baum added, “I also want to congratulate Pat Sullivan on his promotion to Chief Commercial Officer. Over the past 5 months, he has stepped in and has improved the structure and focus of our commercial organization, while maintaining a strong commitment to our principles of access and affordability, and Harrow’s core spirit of entrepreneurship, creativity, and outside-the-box thinking. I especially appreciate that Pat enthusiastically agreed to his new equity incentives as performance stock units that vest upon achieving our company-wide revenue goal of $230 million in branded revenue in a calendar quarter. In this regard, he is 100% aligned with what we are working toward and committed to delivering for our stockholders.”

i CMS Medicare Physician & Other Practitioners (CY2023)

Harrow Announces Launch of One Harrow, Reaffirms 2025 Revenue Guidance of $270–$280 Million, Marking

Another Year of Strong Growth

February 2, 2026

VEVYE Sales Force Expansion

Driven by recent coverage wins with the largest pharmacy benefit manager of commercial lives in the US, which took effect on January 1, 2026, along with expected stabilization of net pricing, and additional new coverage opportunities, Harrow has begun recruiting efforts to double the number of covered US territories from approximately 50 to 100 by Memorial Day. This investment in labor is expected to fuel continued market-share expansion for VEVYE in 2026 and beyond.

IHEEZO Commercial Expansion

At the recent Hawaiian Eye & Retina Meeting, Harrow began expanding its IHEEZO commercial focus beyond retina practices to the office-based setting, by targeting, more broadly, the growing market for office-based ophthalmic procedures. Harrow estimates this to exceed 2.5 million annual use cases. The Company expects this initiative to accelerate demand for IHEEZO and drive new adoption across anesthesia-dependent, reimbursed procedures, including non-retina intravitreal and subconjunctival injections, YAG/laser and glaucoma laser procedures, foreign body removals, and selected ocular surface and eyelid procedures.

TRIESENCE Sales Force Expansion

In the coming months, Harrow intends to double the size of its surgical sales force supporting TRIESENCE. This investment is based on consistently positive clinical feedback from surgeons and improving demand metrics, including a sustained increase in interest in adopting and reordering TRIESENCE as a preferred injectable anti-inflammatory for various on-label use cases in the office and surgical suite, from visualization during vitrectomy to treating inflammation related to surgical interventions.

OneHarrow Initiative

Harrow has launched OneHarrow, a company-wide commitment to operate under a single brand, with a shared mission to expand patient access, improve affordability, and deliver better clinical outcomes with Harrow’s comprehensive portfolio of disease management solutions. As part of OneHarrow, all Harrow products, including its compounded formulations, will be marketed and sold through under the Harrow brand by a unified organization that is more aligned, more efficient, and better positioned to serve providers and patients.

Patrick W. Sullivan is Promoted to Serve as Chief Commercial Officer

Harrow is pleased to announce the promotion of Patrick W. Sullivan to serve as its Chief Commercial Officer. As part of Mr. Sullivan’s charge, he will continue his work to strengthen Harrow’s commercial foundation and focus our team on the achievement our 2027 financial goal as the Company continues to evolve into a national position as a broad-based provider of ophthalmic disease management solutions. Mr. Sullivan joined Harrow as its Head of Commercial in August 2025, bringing over 25 years of commercial leadership experience. Before joining the Company, Mr. Sullivan was Vice President of Marketing, Neurology Portfolio at Corium Therapeutics, where he led U.S. commercialization and launches in ADHD and dementia. Previously, he served as Global Commercial Head and Executive Director at AstraZeneca, directing the launch of Evrenzo® (roxadustat), a first-in-class anemia therapy. Earlier in his career, he held leadership roles at Shire, Adolor, Novartis, and Bayer. Mr. Sullivan holds a B.S. in Business Administration from Widener University.

Harrow Announces Launch of One Harrow, Reaffirms 2025 Revenue Guidance of $270–$280 Million, Marking

Another Year of Strong Growth

February 2, 2026

MELT-300 Update

Following the close of Harrow’s acquisition of Melt Pharmaceuticals, Harrow has completed the operational integration of Melt’s programs into its organization. All ancillary studies required to support a New Drug Application (NDA) submission for MELT-300, including one non-clinical animal study and three pharmacokinetic (PK) studies, have now been initiated. Harrow remains on track to submit the NDA for MELT-300 in the first half of 2027.

ImprimisRx Settles Pending Regulatory Matters and Voluntarily Exits California

After serving California eyecare professionals and their patients for more than a decade, ImprimisRx entered into a settlement with the California Board of Pharmacy, agreed to an administrative fine of approximately $157,000, and voluntarily exited the California market effective February 1, 2026. While ImprimisRx maintains an extraordinary adverse event (ADE) record of approximately two ADEs for every 1,000,000 products dispensed, due to California’s increasingly unpredictable, costly, and punitive regulatory environment, and the associated state-specific compliance and professional services costs regularly incurred with lawyers, lobbyists, and consultants, ImprimisRx has determined that continued service to the state is no longer feasible or sustainable. ImprimisRx will now focus on optimizing its compounding operations and serving patients and providers in the 49 other states in which it is licensed. The decision to exit California is not financially material to Harrow, and the Company remains committed to working closely with eyecare professionals and patients to ensure continuity of care.

Harrow will continue to serve the California market with its portfolio of branded products.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

Harrow Announces Launch of One Harrow, Reaffirms 2025 Revenue Guidance of $270–$280 Million, Marking

Another Year of Strong Growth

February 2, 2026

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered “forward-looking statements.” This press release may include preliminary or unaudited financial results and estimates, which are subject to completion of customary year-end closing procedures and audit review; actual results may differ, potentially materially, from these preliminary results and estimates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks, including litigation matters, and other uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC. Such documents may be read free of charge on the SEC’s website at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contacts:

Mike Biega

Vice President of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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